EXECUTION VERSION

DTZ JERSEY HOLDINGS LIMITED
MANAGEMENT STOCKHOLDERS’ AGREEMENT
This MANAGEMENT STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of [•], between DTZ Jersey Holdings Limited (the “Company”), the Majority Stockholder (as defined pursuant to Section 1 below) and __________________________ (the “Management Stockholder”).
WHEREAS, the Management Stockholder has been or may be offered an opportunity to purchase or otherwise acquire Shares (as defined below), and/or may be granted options to purchase Common Stock (the “Options”) pursuant to the DTZ Jersey Holdings Limited Management Equity Incentive Plan (the “Plan”) or restricted stock units settled in Common Stock (“RSUs”);
WHEREAS, as a condition to the issuance of any shares of Common Stock (including any equity securities in to which such shares of Common Stock may be converted or exchanged, the “Shares”) by the Company to the Management Stockholder, the Management Stockholder is required to execute this Agreement; and
WHEREAS, the Management Stockholder, the Majority Stockholder and the Company desire to enter into this Agreement and to have this Agreement apply to any Shares acquired by the Management Stockholder from whatever source;
NOW THEREFORE, in consideration of the premises hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.
1.Definitions. See attached Appendix A.
2.    Investment; Issuance of Shares.
(a)    The Management Stockholder represents that the Shares are being acquired for investment purposes only and not with a view toward the distribution thereof.
(b)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares, which Shares shall be evidenced by book-entry into the books and records of the Company, and may only issue such certificates in the event the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. To the extent the Shares are certificated or become certificated in the future, the certificate for the Shares shall bear an appropriate legend as determined by the Board.
3.    Transfer and Lock-Up of Shares; Call Rights.
(a)    Transfer and Lock-Up of Shares.
(i)    The Management Stockholder agrees that he or she will not cause or permit the Shares or his or her interest in the Shares to be Transferred except as expressly permitted by this Section 3; provided, however, that, subject to the following sentence, the Shares or any such interest may be Transferred (A) on the Management Stockholder’s death by bequest or inheritance to the Management Stockholder’s executors, administrators, testamentary trustees, legatees or beneficiaries, (B) to pay withholding taxes related to the exercise of an Option under the Plan or the settlement of RSUs, with the prior written consent of the Committee, (C) with the prior written consent of the Board, and (D) in accordance with Sections 3(b) and 4 of this Agreement, subject in each case to (1) paragraph (ii) of this Section 3(a), (2) compliance with all applicable tax, securities and other laws and (3) the agreement by each Transferee (other than the Company or as otherwise permitted by the Company in writing) in writing to be bound by the terms of this Agreement as if such Transferee had been an original signatory hereto. Notwithstanding anything to the contrary herein, Options (and any interests therein) shall be transferable only in accordance with Section 4.5 of the Plan.
(ii)    Notwithstanding the foregoing, in no event shall any Management Stockholder or Transferee be entitled to Transfer its Shares without the prior written consent of the Majority Stockholder and the Board, (x) to any Person (other than an Affiliate of the Company) that is a Competitor with the Company and/or its Affiliates or (y) to any Person who (directly or indirectly) (1) holds an ownership interest in any such Person equal to five percent (5%) or more or (2) has designated, or has the right to designate, a member of the board of directors of any such Person. In addition, and notwithstanding any provision of this Agreement to the contrary, no Management Stockholder or Transferee shall be entitled to Transfer its Shares at any time if such Transfer would:
(A)    violate the Securities Act, or any other securities or “Blue Sky” laws applicable to the Company or the Shares;
(B)    cause the Company to be required to register the Shares under Section 12(g) of the Exchange Act or comparable non-U.S. law;
(C)    cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time, or comparable non-U.S. law; or
(D)    be a “prohibited transaction” under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and interpretations issued thereunder (collectively, “ERISA”), or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code.
(iii)    The Management Stockholder agrees that, notwithstanding any provision in this Agreement to the contrary, he or she will not, without the prior written consent of the Board, during the period following an Initial Public Offering or any secondary registered equity offering during which the Majority Stockholders or Management Stockholders are subject to customary underwriter-imposed restrictions on the transfer of Shares, or if longer, the period during which the Management Stockholder is prohibited from selling Shares pursuant to Rule 144 under the Securities Act (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, Options or other securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by such Management Stockholder in accordance with the rules and regulations of the Commission), or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Following the expiration of the Lock-Up Period but prior to the Agreement Termination Date (as hereinafter defined), the Management Stockholder will be permitted to sell the pro rata portion of his or her Shares that bears the same ratio to the total Shares held by the Management Stockholder as the total number of Shares registered by the Majority Stockholder bears to the total number of Shares owned by Majority Stockholder as of the date the applicable registration statement for the Initial Public Offering or any secondary registered equity offering was filed with the Commission.
(iv)    Any purported Transfer of Shares other than in accordance with this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose and shall not reflect in its records any change in record ownership of Shares pursuant to any such Transfer.
(v)    Prior to the Agreement Termination Date, no Management Stockholder or Transferee shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Shares or enter into any agreements or arrangements of either kind with any person with respect to any Shares inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Management Stockholders or holders of Shares who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any Shares, nor shall any Management Stockholder act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting (if applicable) of any Shares in any manner which is inconsistent with the provisions of this Agreement.
(b)    Company Call Right.
(i)    Except as provided in Section 3(b)(ii), and subject to Section 3(b)(iii), in the event the Management Stockholder’s Employment with the Company terminates for any reason prior to the Agreement Termination Date, the Company (or its designated assignee) shall have the right, during the one hundred and eighty (180) day period following the later to occur of (A) such termination of Employment and (B) the one hundred and eighty-first (181st) day after the Management Stockholder or Transferee has acquired the Shares to be sold pursuant to this Section 3(b) (with respect to any Share, the later to occur of (A) and (B), determined on a share-by-share basis, but applying to all Shares then owned by the Management Stockholder, the “Call Trigger Date”), to purchase from the Management Stockholder or the Management Stockholder’s Transferee, and upon the exercise of such right the Management Stockholder or such Transferee shall sell to the Company (or its designated assignee), all or any portion of the Shares held by the Management Stockholder or Transferee as of the date as of which such right is exercised at a per Share price equal to the Fair Market Value of a Share determined as of the date such right is exercised.
(ii)    In the event that either the Management Stockholder’s Employment with the Company is terminated for Cause (or is retroactively deemed to have been terminated for Cause) or the Management Stockholder breaches an applicable restrictive covenants under an Option grant agreement, RSU grant agreement or employment agreement or otherwise Competes (each such obligation, to the extent applicable, a “Restrictive Covenant”), in either case prior to the Agreement Termination Date, the Company (or its designated assignee) shall have the right, during the later of (A) the one hundred and eighty (180) day period following the Call Trigger Date or (B) the ninety (90) day period following the date the Company knows or has reason to know that (1) the Management Stockholder’s Employment could be retroactively deemed to have been terminated for Cause or (2) the Management Stockholder has breached a Restrictive Covenant, to purchase from the Management Stockholder or the Management Stockholder’s Transferee, and upon the exercise of such right the Management Stockholder or such Transferee shall sell to the Company (or its designated assignee), all or any portion of the Shares held by the Management Stockholder or Transferee as of the date as of which such right is exercised at a per Share price equal to the lesser of (x) the fair market value of a Share determined by the Board in good faith and assuming the enterprise value of the Company is equal to the product of (a) seven (7) and (b) the calculated earnings before interest, taxes, depreciation, and amortization for the most recently completed fiscal year, adjusted for the impact of any acquisition, divestiture, or changes to planned capital expenditures and determined after the payment of management incentive awards (“EBITDA”), or (y) the price per Share at which the Management Stockholder acquired such Share.
(iii)    In the event that the Management Stockholder’s Employment with the Company is terminated as a result of the Management Stockholder’s voluntary resignation without Good Reason, prior to the Agreement Termination Date, the Company (or its designated assignee) shall have the right, during the one hundred and eighty (180) day period following the Call Trigger Date, to purchase from the Management Stockholder or the Management Stockholder’s Transferee, and upon the exercise of such right the Management Stockholder or such Transferee shall sell to the Company (or its designated assignee), all or any portion of the Shares held by the Management Stockholder or Transferee as of the date as of which such right is exercised at a per Share price equal to the lesser of the price as calculated pursuant to Section 3(b)(i) hereof and the fair market value of a Share determined by the Board in good faith and assuming the enterprise value of the Company is equal to the product of (x) seven (7) and (y) EBITDA.
(iv)    The Company (or its designated assignee) shall exercise the call rights described in this Section 3(b) by delivering to the Management Stockholder or Transferee, as applicable, a written notice specifying its intent to purchase Shares held by the Management Stockholder or Transferee (the “Call Notice”) and the number of Shares to be purchased. The Company’s call right shall be deemed exercised as of the date on which the Company delivers such Call Notice to the Management Stockholder or Transferee. Such purchase and sale shall occur on such date as the Company (or its designated assignee) shall specify, which date shall be no later than thirty (30) days after the end of the fiscal quarter in which the Call Notice is delivered. The Company will use commercially reasonable efforts to make the payment for the Shares in cash on the date of such purchase and sale; provided that if, despite using such efforts, such payment will result in a violation of the terms or provisions of, or result in a default or event of default under, any guarantee, financing or security agreement or document entered into by the Company or any of its Affiliates and in effect on such date (hereinafter a “Financing Agreement”), the Company may delay any such payment. In the event the payment of the purchase price is delayed as a result of a restriction imposed by a Financing Agreement as provided above, such payment shall be made without the application of further conditions or impediments as soon as practicable after the payment of such purchase price would no longer result in a violation of the terms or provisions of, or result in a default or event of default under, any Financing Agreement, and such payment shall equal the amount that would have been paid to the Management Stockholder or Transferee if no delay had occurred plus interest for the period from the date on which the purchase price would have been paid but for the delay in payment provided herein to the date on which such payment is made (the “Delay Period”), calculated at an annual rate equal to the long-term federal applicable rate in effect on the first day of the Delay Period. Notwithstanding anything to the contrary, in the event of any delay, the purchase and sale shall occur no later than thirty (30) days after the Company is permitted to finance the repurchase.
(v)    In the event that the Company exercises its call right to purchase Shares from the Management Stockholder under Sections 3(b)(i) or (iii) and, following the date that the Company pays the Management Stockholder the applicable purchase price for such Shares, the Management Stockholder breaches a Restrictive Covenant or is retroactively deemed to have been terminated for Cause, the Management Stockholder or the Management Stockholder’s Transferee shall pay to the Company, within thirty (30) days following the date on which the Management Stockholder breached a Restrictive Covenant or the date of such termination, as applicable, an amount equal to the excess of (A) the amount the Company paid the Management Stockholder or Transferee to purchase such Shares over (B) the amount the Company would have been required to pay the Management Stockholder or Transferee for such Shares if the Company had purchased the Shares pursuant to Section 3(b)(ii).
(vi)    If, following the Agreement Termination Date, the Management Stockholder’s Employment is terminated for Cause (or retroactively deemed to have been terminated for Cause) or the Management Stockholder breaches a Restrictive Covenant, the Management Stockholder or the Management Stockholder’s Transferee shall pay to the Company, within thirty (30) days following the date of such termination or the date on which the Management Stockholder breached such Restrictive Covenant, as applicable, an amount equal to the amount which, as a result of the settlement of equity awards granted to the Management Stockholder at any time following or within one (1) year prior to the date of such termination or the date on which the Management Stockholder breached such Restrictive Covenant, as applicable, the Management Stockholder or the Management Stockholder’s Transferee will be required to recognize in income for U.S. federal income tax purposes (or would have been required to recognize as income if the Management Stockholder was subject to U.S. federal income taxes).
4.    Certain Rights. Subject to compliance with applicable securities laws and Section 15 hereof:
(a)    Drag Along Rights. If the Majority Stockholder desires to Transfer, prior to the later of the Agreement Termination Date and the end of the Lock-Up Period, 25% or more of its direct or indirect pecuniary interest (as defined in Rule 16a-1 under the Exchange Act) in any Shares, in a single transaction or a series of related transactions, to a good faith independent purchaser (a “Purchaser”) (other than any Affiliate of the Majority Stockholder, other investment partnership, limited liability company or other entity established for investment purposes and controlled by one or more of the members (other than passive investors) or the principals of the Majority Stockholder or any of their affiliates and other than any Employees of the Majority Stockholder or their affiliates, hereinafter referred to as a “Permitted Transferee”) upon such terms and conditions as agreed to with the Majority Stockholder, the Management Stockholder or Transferee agrees, at the request of the Majority Stockholder, to sell to such Purchaser a number of its Shares not to exceed (i) the number of Shares held by such Management Stockholder or Transferee multiplied by (ii) a fraction, the numerator of which is the aggregate number of Shares in which the Majority Stockholder has a pecuniary interest that the Majority Stockholder has proposed to be transferred, and the denominator of which is the aggregate number of Shares in which the Majority Stockholder has a pecuniary interest (or to vote such number of Shares in favor of any merger or other transaction which would effect a sale of such Shares) at the same price per Share and pursuant to the same terms and conditions with respect to payment for the Shares as agreed to by the Majority Stockholder; provided that, except with respect to any liability incurred by such Management Stockholder or any Transferee individually, the Management Stockholders and any Transferees shall not be liable to a Purchaser for an amount greater than the proceeds from the sale. In such case, the Majority Stockholder shall give written notice of such sale to the Management Stockholder or Transferee at least ten (10) days prior to the consummation of such sale, setting forth (A) the consideration to be received by the holders of Shares, (B) the identity of the Purchaser, (C) any other material terms and conditions of the proposed Transfer and (D) the date of the proposed Transfer. The Company shall be responsible for the proportionate share of the costs of the proposed Transfer incurred by the Management Stockholders and any Transferees to the extent not paid or reimbursed by the proposed Purchaser or by the Company.
(b)    Tag Along Rights.
(i)    If one or more Majority Stockholder or its Permitted Transferee proposes to sell, prior to the Agreement Termination Date, 25% or more of its pecuniary interest in any Shares to a Purchaser (other than a Permitted Transferee), other than a transfer through an Initial Public Offering or any secondary registered equity offering, then the Majority Stockholder or his or her Permitted Transferee (hereinafter referred to as a “Selling Stockholder”) shall give written notice of such proposed Transfer to the Management Stockholder or Transferee (the “Selling Stockholder’s Notice”) at least ten (10) days prior to the consummation of such proposed Transfer, and shall provide notice to all other stockholders of the Company to whom the Majority Stockholder has granted similar “tag‑along” rights (such stockholders together with the Management Stockholder or Transferee, referred to herein as the “Other Stockholders”) setting forth the proposed material terms and conditions of such Transfer (including price per Share).
(ii)    The Management Stockholder or Transferee shall have the right to elect, by delivery of written notice to the Majority Stockholder within ten (10) days from the date of delivery of the Selling Stockholder’s Notice, to sell to the proposed Transferee a number of its Shares, not to exceed the product of (A) the total number of Shares, owned or held by the Management Stockholder or Transferee and (B) a fraction, the numerator of which is the aggregate number of Shares in which the Majority Stockholder has a pecuniary interest that the Majority Stockholder has proposed to be Transferred, and the denominator of which is the aggregate number of Shares in which the Majority Stockholder has a pecuniary interest, on the same terms and conditions (including price per share of Common Stock) as agreed to by the Selling Stockholder. In the event that the Transferee does not wish to acquire all of the Shares offered by the Management Stockholder or Transferee, the number of Shares to be purchased by such Transferee shall be allocated pro rata among the Majority Stockholder and the Other Stockholders in accordance with the number of Shares that each such stockholder elected to transfer to the Transferee.
(iii)    In order to be entitled to exercise its rights pursuant to this Section 4(b), the Management Stockholder or Transferee must agree to make to the proposed Purchaser representations, warranties, covenants, indemnities and agreements comparable to those made by the Selling Stockholder in connection with the proposed transfer and agree to the same conditions to the proposed transfer as the Selling Stockholder agrees, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Selling Stockholder, the Management Stockholder or Transferee and any Other Stockholder exercising similar tag-along rights severally and not jointly (notwithstanding the above, any Management Stockholder or Transferee that is subject to an effective non-competition obligation in favor of the Company shall not be required to execute or agree to a non-competition obligation that is broader than such existing obligation, it being understood that such Management Stockholder or Transferee may be required to enter into such an obligation in favor of the proposed Purchaser or its affiliates and that in and of itself shall not constitute a broader obligation). The Selling Stockholder, the Management Stockholder or Transferee and any Other Stockholder who exercises similar tag-along rights each shall be responsible for its proportionate share of the costs of the proposed Transfer to the extent not paid or reimbursed by the proposed Purchaser or the Company.
(c)    Permitted Transferees. Any Permitted Transferee to which a Majority Stockholder’s pecuniary interest in any Shares is Transferred shall agree to execute this Agreement as a condition to such Transfer.
5.    Registration. The Company shall have no obligation to register the Shares.
6.    Termination. This Agreement shall terminate immediately following the later to occur of (i) an Initial Public Offering and (ii) the seventh (7th) anniversary of the Closing (the “Agreement Termination Date”); provided that the provisions of Sections 2, 3(a)(ii), 3(a)(iii), 3(b), 6 and 8 shall survive the termination of this Agreement.
7.    Acknowledgements of the Management Stockholder, the Majority Stockholder and the Company. The Management Stockholder acknowledges that the Majority Stockholder will own its own Shares and that the Majority Stockholder will have governance and other rights with respect to the Company that are different from (and may be greater than) the rights to which the Management Stockholder is entitled pursuant to this Agreement.
8.    Publicity and Confidentiality. Each of the parties hereto shall keep confidential this Agreement and the transactions contemplated hereby, and any nonpublic information received pursuant hereto, and shall not disclose, issue any press release or otherwise make any public statement relating hereto or thereto without the prior written consent of the Majority Stockholder unless so required by applicable law or any governmental authority; provided that no such written consent shall be required (and each Management Stockholder shall be free to release such information) for disclosures to each Management Stockholder’s immediate family members, attorneys, accountants and other professional advisers, in each case so long as such Persons agree to keep such information confidential.
9.    Amendment; Assignment. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or their authorized representatives or, in the case of a waiver, by the party or an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. Except for the Management Stockholder’s right to assign his or her rights in accordance with Section 3(a) or the Company’s right to assign its rights under Section 3(b), no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.
10.    Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person or by electronic mail, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:
If to the Majority Stockholder, to each of:

TPG Global, LLC
301 Commerce Street, Suite 3300
Fort Worth, TX 76102
Attention: General Counsel

        PAG Asia I LP
        c/o 32/F, AIA Central
        1 Connaught Road Central
        Hong Kong
        Attention: Elaine Chen
Ontario Teachers’ Pension Plan Board
        3650 Yonge Street
        Toronto, Ontario ON M2M 4h5
        Attention: Raju Ruparelia and Legal Department
With a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Caroline F. Hayday

If to the Company, to:
DTZ Jersey Holdings Limited
Second Floor, Stirling Square
5-7 Carlton Gardens
London, SW1Y 5AD, United Kingdom
Attention: General Counsel

With a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Caroline F. Hayday

If to the Management Stockholder, to its most recent address shown on records of the Company or its Affiliate;
or in each case to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
11.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.
12.    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the provisions governing conflict of laws.
13.    Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
14.    Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
15.    No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).
16.    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.
17.    Severability. If any term, provision, covenant or restriction of this Agreement, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
18.    Section 409A. To the extent applicable, this Agreement will be construed to comply, and administered in compliance, with Section 409A of the Code.
19.    Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DTZ Jersey Holdings Limited By: ___________________________ Name: Rajeev Ruparelia Title: Representative
TPG ASIA VI SF PTE. LTD By: ___________________________ Name: Francis Woo Title: Representative

PAGAC DRONE HOLDING I LP By: PAGAC Drone Holding GP I Limited, its general partner By: ___________________________ Name: Timothy Zee Title: Authorized Signatory

2339532 ONTARIO LTD By: ___________________________ Name: Rajeev Ruparelia Title: Representative

Management Stockholder

I hereby represent that I have carefully read and understand, and agree to be bound by, the terms of the Management Stockholders’ Agreement dated as of the date set forth above.

Agreed to and Accepted by:

______________________________

Signature
______________________________

Date

Please print your name and address:
______________________________

______________________________

______________________________

______________________________
APPENDIX A

(a)    “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person; provided, that no shareholder of the Company shall be deemed an Affiliate of any other shareholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(b)    “Board” shall mean the Board of Directors of the Company.
(c)    “Cause” shall mean unless otherwise defined in the Management Stockholder’s effective employment agreement with the Company, in which case such definition will apply, (i) a repeated, willful, and persistent failure of the Management Stockholder to reasonably and substantially perform his or her duties to the Company or any of its Affiliates (other than as a result of physical or mental illness or injury); (ii) the Management Stockholder willful misconduct or gross negligence which is injurious to the Company, any of its Affiliates, the Majority Stockholder or any of its Affiliates (whether financially, reputationally or otherwise); (iii) a breach by the Management Stockholder of the Management Stockholder’s fiduciary duty or duty of loyalty to the Company or its Affiliates; (iv) the Management Stockholder’s removal from the premises of the Company or any of its Affiliates of any document (in any medium or form) relating to the Company or any of its Affiliates, the Majority Stockholder or any of its Affiliates, or the customers of the Company or any of its Affiliates other than any such removal that is within the scope of the Management Stockholder’s employment; (v) the indictment of the Management Stockholder for or plea of nolo contendere or guilty by the Management Stockholder to any felony or other serious crime involving moral turpitude; (vi) a breach by the Management Stockholder of the terms of any written agreement with the Company or any Affiliate or any material written Company policies, including without limitation any provision of the Plan and any grant agreement evidencing an award thereunder or any agreement evidencing the award of RSUs; or (vii) Competing. No Cause shall exist unless the Company has provided the Management Stockholder with written notice describing the particular circumstances giving rise to Cause and has provided the Management Stockholder with the opportunity to cure, to the extent reasonably susceptible to cure, such circumstances within thirty (30) days after receiving such notice. If the Management Stockholder so effects a cure to the satisfaction of the Company, the notice of Cause shall be deemed rescinded and of no force or effect. If, subsequent to the termination of a Management Stockholder’s Employment, it is discovered that the Management Stockholder engaged in conduct which the Committee determines in good faith could have resulted in the Management Stockholder’s Employment being terminated for Cause, as such term is defined above, or if the Management Stockholder Competes, the Management Stockholder’s Employment shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.
(d)    “Closing” shall mean December 31, 2014.
(e)    “Code” shall mean the Internal Revenue Code of 1986, as amended.
(f)    “Committee” shall mean the Compensation Committee of the Board or any other committee appointed by the Board, and if no such committee exists or has been appointed, the Board.
(g)    “Competes” shall mean (i) during Employment and for the twelve (12) month period following the termination of Employment, (A) becoming an employee, director, or independent contractor of, or a consultant to, or performing any services for or on behalf of, any Competitor, or (B) soliciting (including any communication of any kind, regardless of by whom it is initiated) or hiring or attempting to solicit or hire (x) any customer or supplier of the Company or any of its Affiliates or to terminate or alter in a manner adverse to the Company or its Affiliates such customer’s or supplier’s relationship with the Company or its Affiliates, or (y) any Employee or individual who was an Employee within the six-month period immediately prior thereto to terminate or otherwise alter his or her Employment with the Company, provided that the Management Stockholder’s employer’s or business organization’s conducting general advertising for employees shall not in and of itself be a violation of this clause (B), or (ii) at any time during or following Employment, disclosing or using any Confidential Information, except as required by legal process (provided that if the Management Stockholder receives legal process with regard to disclosure of such Confidential Information, he/she shall promptly notify the Company and reasonably cooperate with the Company in seeking a protective order with respect to such Confidential Information).
(h)    “Commercial Real Estate Services” means shall mean those services of the type provided by the Company or any of its Affiliates, including but not limited to the leasing, sales, development, property management, facilities management, consulting, mortgage origination and servicing, valuation and appraisal services, real estate related structured finance and debt and investment management delivered to occupiers, owners, lenders and investors in office, retail, industrial, multi-family and other commercial real estate assets.
(i)    “Commission” shall mean the U.S. Securities and Exchange Commission.
(j)    “Common Stock” shall mean the limited liability shares of the Company.
(k)    “Competitor” shall mean any Person who derives or reasonably expects (based upon a preponderance of facts and circumstances) to derive more than 20% of its revenue from one or more Commercial Real Estate Services.
(l)     “Confidential Information” shall mean all information regarding the Company or any of its Affiliates, any Company activity or the activity of any of its Affiliates, Company business or the business of any of its Affiliates or any customer or supplier of the Company or any of its Affiliates that is not generally known by the public or to Persons not employed by the Company or its Affiliates, including, without limiting the foregoing, information that would not be known to the public but for the actions of or disclosure by, directly or indirectly, the Management Stockholder. Confidential Information shall not mean information (i) which has been voluntarily disclosed to the public by the Company or any of its Affiliates, except where such public disclosure has been made by the Management Stockholder without authorization from the Company, (ii) which has been independently developed and disclosed by others, (iii) in the Management Stockholder’s possession or known to the Management Stockholder prior to his or her Employment and not as a result of disclosure by the Company or its Affiliates to the Management Stockholder, or (iv) which has otherwise entered the public domain through lawful means.
(m)    “Employment” shall mean employment or other service relationship with the Company or any of its subsidiaries and shall include the provision of services as a director, service provider or consultant for the Company or any of its subsidiaries. “Employee” shall have the correlative meaning.
(n)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(o)    “Fair Market Value” shall mean, as of any date (i) prior to the date on which the Common Stock is first publicly traded on a recognized exchange, the value per share of Common Stock as determined by the Board acting in good faith and taking into account any recent independent third party appraisal as and to the extent the Board deems appropriate; or (ii) on which the Common Stock is first publicly traded on a recognized exchange, (A) closing price on such day of the Common Stock as reported on the principal securities exchange on which the Common Stock is then listed or admitted to trading or (B) if not so reported, the average of the closing bid and ask prices on such day as reported on the Financial Industry Regulatory Authority (“FINRA”) Market Data Center. The Fair Market Value of the Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported on the FINRA Market Data Center. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value shall be determined by the Board acting in good faith and taking into account any recent independent third party appraisal as and to the extent the Board deems appropriate. In any case, the Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code, to the extent applicable.
(p)    “Good Reason” shall mean, unless otherwise defined in the Management Stockholder’s effective employment agreement with the Company, in which case such definition will apply, without the Management Stockholder’s consent: (i) any material diminution in the Management Stockholder’s authority or responsibilities, other than a change in such Management Stockholder’s duties and responsibilities that results from becoming part of a larger organization following a change in control, (ii) any material reduction in the Management Stockholder’s base salary, other than across the board reductions to the base salary of similarly situated employees of the Company or its subsidiaries, or (iii) a requirement by the Company that the Management Stockholder relocate more than fifty (50) miles from their primary place of Employment; provided, that Good Reason shall not occur unless the Management Stockholder shall have (i) given a detailed written notice to the Company of any circumstances believed by the Management Stockholder to constitute Good Reason within sixty (60) days of the occurrence of such circumstances, and (ii) the Company shall have failed to cure such circumstances within thirty (30) days following receipt of such notice. If the Company so effects a cure, the notice of Good Reason shall be deemed rescinded and of no force or effect.
(q)    “Initial Public Offering” shall be deemed to occur on the effective date of the first registration statement (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A under the Securities Act, (iii) a registration on Form S-4 or any successor form or (iv) a registration on Form S-8 or any successor form) filed to register at least twenty percent (20%) of the total then-outstanding Common Stock under the Securities Act.
(r)    “Majority Stockholder” shall mean, collectively or individually as the context requires, TPG Asia VI SF Pte. Ltd, PAGAC Drone Holding I LP, and 2339532 Ontario Ltd and/or their respective Affiliates, for so long as such Person is (i) prior to an Initial Public Offering, subject to the rights and obligations of the First Amended and Restated Agreement of Limited Partnership of DTZ Investment Holdings L.P., as such may be amended from time to time in accordance with its terms, and/or the rights and obligations of the First Amended and Restated Limited Liability Partnership Agreement of DTZ Investment Holdings GenPar LLP, as such may be amended from time to time in accordance with its terms (the “GenPar LPA”); or (ii) from and after an Initial Public Offering, subject to any orderly market sell-down provision, or any other trading restriction, contained in the Coordination Agreement (as defined in the GenPar LPA) and provided such Person has agreed to be bound by, and adhere to, the governance arrangements of the Partnership or, if applicable, the IPO Company (each as defined in the GenPar LPA) contemplated by the Coordination Agreement.
(s)    “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
(t)    “Securities Act” shall mean the Securities Act of 1933, as amended.
(u)    “Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

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